UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________
Date of Report (Date of earliest event reported): November 15, 2018

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)
Louisiana    001-34279    72-1147390
(State of incorporation)    (Commission File Number)    (IRS Employer Identification No.)

16225 Park Ten Place, Suite 300, Houston, Texas    77084
(Address of principal executive offices)    (Zip Code)
(713) 714-6100
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01     Completion of Acquisition or Disposition of Assets

Gulf Island Fabrication, Inc. (the "Company") completed the sale of its North Yard facilities in Aransas Pass, Texas and certain associated equipment (collectively, the "Texas North Yard") to Berry GP, Inc. ("Purchaser"), an affiliate of Berry Contracting, L.P. d/b/a Bay Ltd ("Berry") for $28 million in cash on November 15, 2018 pursuant to its previously-announced agreement of sale between Berry and Gulf Marine Fabricators, L.P. dated as of September 26, 2018 (“Purchase Agreement”) which was assigned to Purchaser. The Texas North Yard is located along the U.S. Intracoastal Waterway and is approximately three miles north of the Corpus Christi Ship Channel. The Texas North Yard consists of approximately 160 acres and approximately 3,000 linear feet of water frontage, including approximately 1,000 feet of steel bulkhead.

The Company received approximately $26.5 million in net proceeds at closing plus $500,000 of earnest money received in September 2018, which was applied at closing, for total net proceeds of approximately $27 million. The Texas North Yard had a net book value of approximately $24 million on the date of sale and the Company expects to record a gain on the sale during the fourth quarter 2018.

As part of the sale, the Company will retain certain assets with a net book value of approximately $17 million (the "Remaining Assets") which it will continue to actively market for sale. The Remaining Assets primarily consist of three 660-ton crawler cranes, a barge, a plate bending roll machine, and panel line equipment. The Company is in process of moving these assets to its fabrication facilities in Houma, Louisiana.

The Texas North Yard was one of the facilities within the Company's Fabrication Division and its operations were not material during 2017 or 2018. The Company does not expect the sale of these assets to impact its ability to operate its Fabrication Division as previously operated.

A press release announcing the completion of the sale of the Texas North Yard is attached hereto as Exhibit 99.1.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is incorporated by reference herein as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Agreement of Sale between Berry Contracting, L.P. and Gulf Marine Fabricators, L.P. dated as of September 26, 2018 (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed on November 9, 2018).

99.1	Press Release, dated November 15, 2018, regarding the closing of the sale of the Texas North Yard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Kirk J. Meche
Kirk J. Meche President and Chief Executive Officer and Director

Dated: November 16, 2018

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